UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2007

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fiscal 2008 Management Incentive Compensation Plan

On August 20, 2007, the Compensation Committee of the Board of Directors of Cree, Inc. (the “Company”) adopted the Fiscal 2008 Management Incentive Compensation Plan (the “Plan”).  The Plan is designed to motivate and reward excellent performance, to attract and retain outstanding senior management, to create a strong link between strategic and corporate operating plans and individual performance, to achieve greater corporate performance by focusing on results, and to encourage teamwork at the highest level within the organization by providing opportunities for cash incentives based on the attainment of specific goals.  The Plan relates to the Company’s fiscal year ending June 29, 2008 and covers executive officers (other than the Chairman and Chief Executive Officer), other senior level managers who report directly to the Chief Executive Officer and other key managers who have been identified as participants by the Chief Executive Officer.

Target awards under the Plan are expressed as a percentage of salary and vary based on position.  Awards are determined based on performance measures in two categories: corporate goals and individual management by objectives (“MBO”) goals.  Corporate performance measures are determined based on the Company meeting or exceeding revenue, net income and earnings per share targets for the fiscal year, provided that the corporate performance measure will be 0% unless the minimum revenue and either the minimum net income or EPS targets are achieved.  Individual MBO goals are established at the beginning of each fiscal quarter.  These goals include individual performance goals specific to such individual or his or her business unit’s performance for the quarter and may include a component based on corporate financial goals established by the Chief Executive Officer for the quarter.  Individual MBO goals are measured at quarter end, and any corresponding awards are paid to eligible participants following approval of the amount by the Chief Executive Officer.  The actual awards paid to participants, if any, may vary with the level of achievement of the corresponding goals.

Unless otherwise approved by the Compensation Committee in the case of executive officers or by the Chief Executive Officer in any other case, and except in the case of termination due to death or disability or in connection with a change in control, eligible participants must be employed by the Company on the payment date in order to receive payment for an award under the Plan. The Plan provides that, in the event of a change in control, each participant’s performance measurement against individual MBO goals for any award period ending after the effective date of the change in control will be 100% and the corporate performance measurement for the plan year will be at least 100%, regardless of whether the participant remains employed through the end of the award period.

The foregoing description of the Plan is subject to, and qualified in its entirety by the Plan, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Grant of Performance Units

On August 20, 2007, the Compensation Committee of the Company’s Board of Directors approved the grant of performance units to Charles M. Swoboda, the Company’s Chairman, Chief Executive Officer and President, under the Company’s 2004 Long-Term Incentive Compensation Plan (the “LTIP”).  The performance units are designed to provide Mr. Swoboda incentive compensation if the Company’s financial performance for fiscal 2008 achieves certain pre-established targets.  The targets under the performance units are the same as those established for the corporate goals under the Fiscal 2008 Management Incentive Compensation Plan.  For fiscal 2007 and prior years, Mr. Swoboda was eligible for incentive compensation under the Company’s Management Incentive Compensation Plans in effect each year.  For fiscal 2008, the Compensation Committee determined instead to structure the incentive award for Mr. Swoboda as performance units under the LTIP.  Utilizing an award under the LTIP allowed the Compensation Committee the flexibility to require that a portion of any future payment under the award be paid in shares of the Company’s common stock, as described below, and also permits the award to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The performance units awarded to Mr. Swoboda for fiscal 2008 were granted pursuant to the terms of a Notice of Grant and Master Performance Unit Award Agreement, each dated August 21, 2007 (collectively, the “Award Agreement”).  Under the Award Agreement, Mr. Swoboda is eligible to receive an annual incentive award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 150%) derived by comparing the Company’s fiscal 2008 financial performance against pre-established revenue, net income and earnings per share targets.  The target award level is set at 80% of Mr. Swoboda’s base salary.  Depending on the amount of payment, if any, under the performance units, up to 30% of the performance units may be paid in the Company’s common stock, not to exceed 10,000 shares.  The amount of any payment under the performance units not paid in common stock will be paid in cash.

Except as provided in the Employment Agreement and except as provided with respect to death or long-term disability or a change in control, (i) Mr. Swoboda must be continuously employed by the Company as its Chief Executive Officer and President through the date of payment of the performance units to have a right to such payment, (ii) his performance units will not be considered earned until he receives such payment, and (iii) if he terminates his employment prior to the date of payment, with or without cause, he will forfeit his performance units.  If there is a change in control and Mr. Swoboda’s employment terminates prior to June 29, 2008, he will not be entitled to payment under the performance units.

The foregoing description of the grant of performance units is subject to, and qualified in its entirety by, the Notice of Grant and the Master Performance Unit Award Agreement, which are included as Exhibits 10.2 and 10.3, respectively, to this report and incorporated herein by reference.  The LTIP was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 8, 2005.

Bonus Awards

On August 20, 2007, the Compensation Committee approved bonus payments to certain executive officers based on overall performance in making significant progress towards the Company’s strategic objectives, including initiating and completing the acquisition of COTCO Luminant Device Limited, beginning the integration of the COTCO business and advancing the Company’s lighting strategy.  The bonus payments thus approved were as follows:  $50,000 to Mr. Swoboda; $25,000 to John T. Kurtzweil, the Company’s Executive Vice President–Finance, Chief Financial Officer and Treasurer; and $25,000 to John W. Palmour, Ph.D., the Company’s Executive Vice President–Advanced Devices.

Amended and Restated Employment Agreement

On August 21, 2007, pursuant to approval of the Compensation Committee of the Company on August 20, 2007, the Company and Mr. Swoboda entered into an amended and restated employment agreement (the “Employment Agreement”) to bring Mr. Swoboda’s existing employment agreement into compliance with Section 409A of the Code and the guidance thereunder.  The original Employment Agreement was entered into effective October 13, 2004.  The following is a description of the material terms of the Employment Agreement as amended and restated on August 21, 2007.

The Employment Agreement provides that Mr. Swoboda will continue to serve as the Company’s Chairman of the Board, President and Chief Executive Officer as an at-will employee. In addition, the Employment Agreement requires Mr. Swoboda to be nominated each year to serve as a member of the Company’s Board of Directors.  The current term of the Employment Agreement ends on October 13, 2008.  Thereafter, the term will automatically renew for successive one-year renewal periods on each anniversary of the original effective date of the agreement unless either party provides the other party with at least 120 days’ prior written notice that the term shall not be extended.

The Employment Agreement provides that Mr. Swoboda’s annual base salary is $550,000, which amount is subject to annual review and adjustment by the Compensation Committee of the Company’s Board of Directors.  In addition, Mr. Swoboda will be eligible to receive an annual incentive upon the achievement of certain performance goals set by the Compensation Committee, and his target incentive opportunity for each calendar year will be at least 70% of his base salary.  The Employment Agreement also provides that Mr. Swoboda is entitled to participate in certain benefit plans of the Company as well as to be reimbursed for certain travel, entertainment and other expenses in connection with his services for the Company.

Mr. Swoboda is an at-will employee, meaning that he can be terminated at any time with or without cause upon written notice by the Company.  In connection with any termination of Mr. Swoboda’s employment, he will be entitled to all payments and benefits that he would be entitled to as an employee of the Company in the absence of the Employment Agreement.  In addition, he may be entitled to severance benefits depending on the circumstances of the termination.

If Mr. Swoboda’s employment is terminated by the Company without cause, except as a result of his death or long-term disability, or by Mr. Swoboda for good reason, and the termination does not occur within 12 months following a change of control, then Mr. Swoboda also will receive (i) continued payment of his base salary for the period ending on the later of (a) the date 24 months following the termination date or (b) the date that the term of the Employment Agreement otherwise expires (the “Continuance Period”), (ii) a lump-sum payment equal to twice the average of Mr. Swoboda’s earned annual incentives for the two completed fiscal years immediately preceding the fiscal year in which the termination occurs, (iii) a lump sum payment equal to 12 times the COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda, and (iv) accelerated vesting with respect to 50% of his then outstanding, unvested stock options, restricted stock awards and other equity awards, other than with respect to any performance units that may be used to pay Mr. Swoboda’s annual incentive award.

If Mr. Swoboda’s employment is terminated by the Company without cause, except as a result of his death or long-term disability, or by Mr. Swoboda for good reason, and the termination occurs within 12 months following a change of control, then he also will receive (i) continued payment of his base salary for the Continuance Period, (ii) a lump sum payment of an amount equal to his current target annual incentive, pro-rated to the date of termination, (iii) a lump sum payment equal to twice the average of Mr. Swoboda’s earned annual incentives for the two completed fiscal years immediately preceding the fiscal year in which the termination occurs, (iv) a lump sum payment equal to 24 times the COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda, and (v) full accelerated vesting with respect to Mr. Swoboda’s then outstanding, unvested stock options, restricted stock and other equity awards, other than with respect to any performance units that may be used to pay Mr. Swoboda’s annual incentive award.  In addition, if any payment or benefit Mr. Swoboda receives from the Company in connection with a change in control would be considered a parachute payment under Section 280G of the Code, Mr. Swoboda will also receive from the Company an additional payment equal to the amount of any excise tax incurred as a result of any such parachute payments, together with any income, employment and excise taxes related to the additional payment, as well as any related interest and penalties that would not have been imposed absent such payments, in an amount sufficient to restore him to the same after-tax position he would have been in if the excise tax had not been imposed.

As a condition to the receipt of the severance benefits described in the prior paragraphs, Mr. Swoboda must (i) sign and not revoke a separation agreement and release of claims, (ii) refrain from disparaging the Company, its directors or officers for the longer of (a) 12 months or (b) the Continuance Period, and (iii) continue to comply with the noncompete restrictions contained in the Company’s standard form of employee agreement regarding confidential information, intellectual property and noncompetition, as previously signed by Mr. Swoboda (the “Confidential Information Agreement”), for the longer of (a) 12 months or (b) the Continuance Period.  Under the non-competition provisions of the Confidential Information Agreement and subject to certain limited exceptions, an employee is restricted while employed by the Company and for a period of time following the termination of his or her employment from (i) performing services for any competing business, whether as an employee, officer, director, consultant, agent, contractor or in any other capacity, (ii) being the beneficial owner of an equity interest in any competing business, (iii) requesting any present or future customers or suppliers of the Company to curtail or cancel business with the Company, or (iv) inducing or attempting to influence any employee of the Company to terminate his or her employment with the Company.  Competing business includes any entity which is conducting research directed to, developing, manufacturing, marketing, distributing, or selling any product, service, or technology that is competitive with any product, service, or technology that the Company is developing, manufacturing, marketing, distributing, selling, or conducting research directed to, at the time or during the period specified in the Confidential Information Agreement.

In the event of a dispute relating to any provision of the Employment Agreement arising during its term or within three years of its termination, the Company will reimburse Mr. Swoboda for the fees and expenses he incurs in connection with the dispute on a quarterly basis.  In the event Mr. Swoboda does not prevail on at least one material issue or if an arbitrator determines that Mr. Swoboda’s legal positions were frivolous or without legal foundation, (i) Mr. Swoboda will repay the Company amounts previously reimbursed, and (ii) Mr. Swoboda will reimburse the Company for its fees and expenses.

The foregoing description of the Employment Agreement is subject to, and qualified in its entirety by, the Employment Agreement, which is included as Exhibit 10.4 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

Exhibit 10.1	Fiscal 2008 Management Incentive Compensation Plan
Exhibit 10.2	Notice of Grant to Charles Swoboda, dated August 21, 2007
Exhibit 10.3	Master Performance Unit Award Agreement, dated August 21, 2007, between Cree, Inc. and Charles Swoboda
Exhibit 10.4	Charles Swoboda Employment Agreement, as amended and restated effective August 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ John T. Kurtzweil
John T. Kurtzweil
Executive Vice President - Finance, Chief Financial Officer & Treasurer

Date:  August 24, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 10.1	Fiscal 2008 Management Incentive Compensation Plan
Exhibit 10.2	Notice of Grant to Charles Swoboda, dated August 21, 2007
Exhibit 10.3	Master Performance Unit Award Agreement, dated August 21, 2007, between Cree, Inc. and Charles Swoboda
Exhibit 10.4	Charles Swoboda Employment Agreement, as amended and restated effective August 21, 2007